UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): May 17, 2018 (November 30, 2015)

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Revere Loan Agreement

On May 14, 2018, Wheeler REIT, L.P., a Virginia limited partnership (“Wheeler REIT”) of which Wheeler Real Estate Investment Trust, Inc. (the “Company”) is the sole general partner, entered into a Second Amendment to Loan Documents (the “Second Amendment”) to the Term Loan Agreement (the “Revere Term Loan”) with Revere High Yield Fund, LP (“Revere”), dated April 8, 2016, as amended by the First Amendment to the Revere Term Loan (the "First Amendment"), dated August 25, 2017. The Second Amendment extends the maturity date to November 1, 2018 from May 15, 2018. Further, the definition of “Exit Fee” in Section 1.01 of the Revere Term Loan increased to Five Hundred Thousand Dollars ($500,000) from Three Hundred Sixty Thousand Dollars ($360,000). Further, the Second Amendment amended Section 2.04 of the Revere Term Loan so that commencing on June 1, 2018, the Company shall pay monthly principal payments in the amount of Two Hundred Thousand Dollars ($200,000) until the balance of the Revere Term Loan is less than Three Million Five Hundred Thousand Dollars ($3,500,000), at which time the monthly principal payments are reduced to One Hundred Thousand Dollars ($100,000). In addition, the Second Amendment provides that as of May 1, 2018, the interest rate increased from eight percent (8%) per annum to nine percent (9%) per annum; provided, however, that if the then outstanding principal balance is not less than Three Million Five Hundred Thousand Dollars ($3,500,000) by July 15, 2018, the rate increases to ten percent (10%) per annum from and after July 15, 2018 until November 1, 2018. Lastly, the Second Amendment provides for a “Special Servicing Fee” where upon an Event of Default (as defined in the Revere Term Loan), Revere may transfer the loan to a special workout person (”Special Servicer”) for workout, and, among other things, advising, structuring, drafting, reviewing, administering or amending the Revere Term Loan and is entitled to collect a fee for its services equal to ½ of 1% per annum based on the unpaid principal balance of the Revere Term Loan at the time of transfer to the Special Servicer. The Company paid down Five Hundred Thousand ($500,000) on the Revere Term Loan in conjunction with this Second Amendment. As of May 17, 2018, the principal balance of the Revere Term Loan was Six Million Three Hundred Seven Thousand Eight Hundred Ninety One Dollars ($6,307,891).

There is no material relationship between Wheeler REIT, the Company and Revere.

The foregoing description of the terms of the Second Amendment are qualified in their entirety by reference to the Second Amendment filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

On August 25, 2017, the Company, through Wheeler REIT, entered into a First Amendment to the Revere Term Loan which increased the "Exit Fee" definition of Section 1.01 of the Revere Term Loan to Three Hundred Sixty Thousand Dollars ($360,000) from Two Hundred Forty Thousand Dollars ($240,000). In addition, on May 3, 2018, the Company through Wheeler REIT entered into a Borrower's Certification Regarding Loan Extension and Guarantor's Reaffirmation of Obligations under Guaranty (the "Extension"), which extended the maturity date under the Revere Term Loan from April 30, 2018 to May 15, 2018.

The foregoing description of the terms of the First Amendment and Extension are qualified in their entirety by reference to the First Amendment and Extension filed as Exhibit 99.1 and Exhibit 99.2 hereto and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statement of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

10.1	Revere Term Loan Agreement Second Amendment dated May 14, 2018.
99.1	Revere Term Loan Agreement First Amendment dated August 25, 2017.
99.2	Revere Term Loan Borrower's Certification Regarding Loan Extension dated May 3, 2018.

EXHIBIT INDEX

Number	Description of Exhibit
10.1	Revere Term Loan Agreement Second Amendment dated May 14, 2018.
99.1	Revere Term Loan Agreement First Amendment dated August 25, 2017.
99.2	Revere Term Loan Borrower's Certification Regarding Loan Extension dated May 3, 2018.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ David Kelly
David Kelly
President and Chief Executive Officer
Dated: May 17, 2018